Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in the Form S-4 Registration Statement (Reg. No. 333-173224) filed with the Securities and Exchange Commission of our report dated June 27, 2011, on the combined financial statements of Central Carting Disposal, Inc. and CCI Hauling, Inc. as of December 31, 2010, and for the year then ended. We further consent to the inclusion of our name under the heading “Experts” in the Form S-4 Registration Statement.
/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
July 20, 2011